UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 12, 2026, PTC Therapeutics, Inc. (the “Company”) issued a press release in which it announced that the Company was selected as the winning bidder to acquire ST-920, a BLA-stage one-time administered AAV gene therapy product candidate for Fabry disease, from Sangamo Therapeutics, Inc. (“Sangamo”), in a competitive bankruptcy auction conducted in connection with the Chapter 11 bankruptcy case of Sangamo (collectively, the “Acquisition”). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report.

Item 8.01. Other Events.

On August 12, 2026, the Company issued a press release in which it announced the planned Acquisition. The terms of the Acquisition include a $111 million upfront payment and up to $100 million in contingent milestone payments, comprised of $80 million upon receiving accelerated approval and $20 million upon receiving traditional or full approval from the U.S. Food and Drug Administration (“FDA”). The Acquisition remains subject to finalization of definitive documentation, bankruptcy court approval, antitrust review, and the satisfaction of other customary closing conditions. The Acquisition is expected to close late in the third quarter or early in the fourth quarter of 2026.

A rolling biologics license application (“BLA”) submission to FDA for accelerated approval of ST-920 is expected to be completed in the fourth quarter of 2026. The BLA is based on the evidence of meaningful favorable clinical effect on renal function and safety and tolerability profile over 52 weeks in the Phase 1/2 STAAR study of ST-920. The Company expects to also pursue regulatory approval of ST-920 outside of the United States.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 12, 2026 issued by PTC Therapeutics, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including the Company's expectations regarding the planned Acquisition, including the expectation of finalizing definitive documentation for the transaction and the entry of a bankruptcy court order approving the Acquisition; the Company's ability to complete the Acquisition; the anticipated benefits of ST-920; and the timing of and potential for regulatory submissions and potential commercial launch for ST-920, if acquired. Other forward-looking statements may be identified by the words, "guidance," "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," "aim," and similar expressions.

The Company's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: uncertainty surrounding the bankruptcy's court entry of an order approving the Acquisition and the possibility that the Acquisition is not completed; expectations with respect to ST-920, including with respect to the expected timing of the BLA submission, potential regulatory approval and expectations with respect to the commercialization; and the factors discussed in the "Risk Factors" section of the Company’s Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in Company's other filings with the Securities and Exchange Commission. You are urged to carefully consider all such factors.

The forward-looking statements contained herein represent the Company's views only as of the date of this Report and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this Report except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: August 13, 2026	By:	/s/ Pierre Gravier
	Name:	Pierre Gravier
	Title:	Chief Financial Officer